UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 30, 2007

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2007, the Company’s Board of Directors adopted resolutions amending and restating the Bylaws of the Company, effective immediately. In addition to various typographical corrections, the following provisions were amended: 1) Sections 14 and 27 were amended to clarify the organization and roles of officers at meetings of the Company’s stockholders or directors; 2) Section 23 was amended with respect to the Board of Director’s ability to act without a quorum; 3) Section 24 was amended to make clear that various actions may be taken via electronic transmission (such as electronic mail); 4) Section 28 was amended to clarify the process for the appointment of officers of the Company; and 5) Sections 35 and 37 were amended to allow the Company to issue uncertificated shares.

The information presented in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is filed with this Report as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of SumTotal Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Erika Rottenberg
Erika Rottenberg
Senior Vice President, General Counsel & Secretary

Date: December 6, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of SumTotal Systems, Inc.